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                     PRINCIPAL TERMS OF EMPLOYMENT FOR JOSEPH T. GAYNOR, III


Base Salary:                      $250,000 per annum

Cash Incentive Award:             Up to 65% of base salary pursuant to
                                  Incentive Compensation Plan

Vacation:                         15 days per annum

Other: $2,500 annual allowance for financials/tax or estate planning and company automobile

Possible Investment:              Up to $250,000 in GGS Holdings plus, subject
                                  to availability of a loan from Goss, up to an additional $350,000

Stock Options:                    Options to purchase 8,000 GGS Holdings Shares